9

As filed with the Securities and Exchange Commission on July 17,
                              1998
                                            Registration No. 333-



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM S-8
                            ---------

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933




                     OXFORD INDUSTRIES, INC.
                     -----------------------
     (Exact name of registrant as specified in its charter)


        Georgia                              58-0831862
------------------------------           -----------------
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification No.)


                    222 Piedmont Avenue, N.E.
                     Atlanta, Georgia 30308
                    ------------------------
(Address, including zip code, of registrant's principal executive offices)


       OXFORD INDUSTRIES, INC. 1997 RESTRICTED STOCK PLAN
       --------------------------------------------------
                      (Full title of plan)


                          David K. Ginn
       Vice President-Legal, General Counsel and Secretary
                    222 Piedmont Avenue, N.E.
                     Atlanta, Georgia 30308
                         (404) 659-2424
        -------------------------------------------------
        (Name, address, including zip code, and telephone number, including area code, of agent for service)






                 CALCULATION OF REGISTRATION FEE

Title of Securities to be   Amount   Proposed  Proposed   Amount
Registered                    to     Maximum    Maximum     of
                              be     Offering  Aggregate Registra
                           Register Price Per  Offering  tion Fee
                              ed     Share(1)  Price(1)
Common Stock, par value     100,000   $35.73  $3,573,000 $1,054.04
$1.00 per share

(1)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Oxford Industries, Inc. on July 17, 1998.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

    The  following documents have been previously  filed  by  the
Registrant  with  the  Securities and  Exchange  Commission  (the
"Commission")   and  are  incorporated  by  reference   in   this
Registration Statement:

       (a) The Registrant's latest Annual Report on Form 10-K for the year ended May 30, 1997 (the "Annual Report");

        (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of
   1934, as amended (the "Exchange Act"), since May 30, 1997; and

        (c) The description of the Registrant's common stock, par value $1.00 per share ("Common Stock"), contained in the Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 4.    Description of Securities.

       Inapplicable.



Item 5.    Interest of Named Experts and Counsel.

       Inapplicable.


Item 6.    Indemnification of Directors and Officers.

    The Registrant's Articles of Incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of duty of care or any duty owed to the Registrant as a director. The Georgia Business Corporation Code currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

    Under Article VI of the Registrant's Bylaws, each person who is now, has been, or who shall hereafter become a director or officer of the Registrant, whether or not then in office, shall be indemnified by the Registrant against all costs or expenses reasonable incurred by or imposed upon him in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he may be made a party as a result of or by reason of his being or having been a director or officer of the Registrant or of any other corporation which he serves as a director or officer at the request of the Registrant, except in relation to matters as to which a recovery shall be made against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer. The foregoing right to indemnify shall include reimbursement of the amounts and expenses paid in settling any such demand, suit or proceedings or threat thereof when settling the same appears to the Board of Directors or the Executive Committee of the Registrant to be in the best interest of the Registrant, and shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law.

    The Registrant's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Registrant is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.


Item 7.    Exemption from Registration Claimed.

       Inapplicable.







Item 8.    Exhibits.

Exhibit        Description

4.1   Articles   of Incorporation of Registrant (incorporated  by
      reference to Exhibit 3(A) of Registrant's Form 10-Q for the fiscal quarter ended August 28, 1992).

4.2   Bylaws  of Registrant (incorporated by reference to Exhibit
      3(B)  of  Registrant's Form 10-K for the fiscal year  ended
      June 3, 1994).

5.1 Opinion of David K. Ginn regarding legality of shares being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of David K. Ginn (included in Exhibit 5.1).

24.1   Power of Attorney (included on signature page).

99.1  Oxford   Industries,  Inc.  1997  Restricted   Stock   Plan
      (incorporated by reference to Registrant's Proxy Statement dated August 29, 1997).


Item 9.    Undertakings.

   The undersigned Registrant hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

                (i)    To  include  any  prospectus  required  by
           Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             EXPERTS

    The financial statements and schedules for each of the three years in the period ended May 30, 1997 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.
                           SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of July, 1998.

                                OXFORD INDUSTRIES, INC.



                                By: /S/ J. HICKS LANIER
                                  J. Hicks Lanier
                                  Chairman   of  the   Board   of
                                  Directors, President
                                  and Chief Executive Officer













    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David K. Ginn and Thomas Caldecot Chubb III and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1998.











Signature                             Title




/S/J. HICKS LANIER          Chairman of the Board of Directors,
J. Hicks Lanier             President and Chief Executive Officer
                            (Principal Executive Officer)




/S/BEN  B.  BLOUNT,  JR.        Executive Vice  President,  Chief
Financial
Ben  B.  Blount,  Jr.          Officer  and  Director  (Principal
Financial
                           Officer)



          /S/CECIL D. CONLEE*
         Cecil D. Conlee            Director




          /S/J. REESE LANIER*
J. Reese Lanier             Director




/S/THOMAS GALLAGER*
Thomas Gallagher            Director




/S/KNOWLTON J. O'REILLY*
Knowlton J. O'Reilly      Director




/S/CLARENCE B. ROGERS, JR.*
Clarence B. Rogers, Jr.                            Director





/S/ROBERT E. SHAW*
Robert E. Shaw             Director




/S/E. JENNER WOOD*
E. Jenner Wood              Director

*by power of attorney